Exhibit 10.29

SOUTHLAND CARE CENTER FHA
Project No. 122-22030

SECURITY AGREEMENT

        THIS SECURITY AGREEMENT (the "Agreement") is made, entered into and dated as of the 30th day of January, 2001, by and between ENSIGN SOUTHLAND LLC, a limited liability company organized and existing under the laws of the State of Nevada, having an office and place of business at 32232 Paseo Adelanto, Suite 100, San Juan Capistrano, California 92675 (the "Debtor"), and CONTINENTAL WINGATE ASSOCIATES, INC., a corporation organized and existing under the laws of the Commonwealth of Massachusetts and having an office and place of business at 63 Kendrick Street, Needham, Massachusetts 02494 (the "Secured Party"), as follows:

Recitals

        A.    Contemporaneously with this Agreement, the Secured Party has made a loan to the Debtor in the maximum principal amount of $7,455,100.00 (the "Loan"). The Loan is (i) evidenced by the Deed of Trust Note made by the Debtor in favor of the Secured Party, dated as of even date herewith (the "Note") and (ii) secured by a nursing home and assisted living facility project known as Southland Care Center, FHA Project No. 122-22030 (the "Project") which is the subject of the Regulatory Agreement between the Debtor and the Secretary of Housing and Urban Development ("HUD"), dated as of even date herewith (the "Regulatory Agreement").

        B.    As security, in part, for the Obligations (as defined below), the Debtor (i) granted to the Secured Party the Deed of Trust, dated as of even date herewith, encumbering the Project and certain real property located at 11701 South Studebaker Road, Norwalk, California 90650 as more particularly described in Exhibit A attached hereto and incorporated herein by reference (the "Premises") which has been or is concurrently herewith being recorded in the Real Estate Records of Los Angeles County, California (the "Mortgage") and (ii) is entering into this Agreement with the Secured Party. The Note, the Mortgage, this Agreement and all other agreements, instruments, and documents which are now existing or are in the future signed or delivered by, or on behalf of, the Debtor to the Secured Party in connection with, or related to, the Loan or the other Obligations are sometimes collectively referred to as the "Loan Documents."

Statement of Agreement

        1.     SECURITY INTEREST; SETOFF.

        (a)   To secure the full, prompt and complete payment and performance of all Obligations, the Debtor hereby grants to, and creates in favor of, the Secured Party a continuing security interest in all of the property described on Exhibit B attached hereto and incorporated herein by reference (the "Collateral"). "Obligations" means, as of any date, the Loan and all other indebtedness, liabilities, obligations, covenants, debts and amounts owing from the Debtor to the Secured Party arising out of, in connection with, described in, or evidenced by the Loan Documents, whether direct or indirect, absolute or contingent, related or unrelated, now or in the future existing and whether consisting of principal, interest, fees, indemnities, expenses (including attorneys' fees), charges or other sums, all as now exists or may, after the date of this Agreement, be incurred, renewed, extended, consolidated, adjusted or amended.

        (b)   In addition to (and without limitation of) any right of setoff, lien or counterclaim the Secured Party may otherwise have, the Secured Party may, at its option, setoff and retain any and all funds, monies, securities and other property held in escrow or for the account of the Debtor pursuant to the Loan Documents, against any amount payable by the Debtor under the Note, the Mortgage or any of the other Loan Documents which is not paid when due (whether or not any of the funds, monies, securities, or other property are then distributable to, or on behalf of, the Debtor).

        2.     REPRESENTATIONS; GENERAL COVENANTS.

        (a)   To induce the Secured Party to make the Loan, the Debtor promises to the Secured Party that the following statements are, and will continue throughout the term of this Agreement to be, true: (i) the security interest granted to the Secured Party in the Collateral constitutes a valid, first priority security interest; (ii) the Debtor has good title to, and is the sole and lawful owner of, the Collateral; (iii) the Debtor has full power and authority to enter into and perform its obligations under this Agreement; (iv) the Collateral is free and clear of any lien, security interest, claim, interest, pledge, assignment or other encumbrance (a "Lien") except the security interest in favor of the Secured Party; (v) the Debtor has not been known as or used any name other than "Ensign Southland LLC"; and (vi) the Debtor's places of business and other locations where the Debtor keeps any tangible Collateral from time to time are listed on Exhibit C (the "Collateral Locations").

        (b)   The Debtor will not grant, create or permit to exist any Lien on any of the Collateral except the Liens in favor of the Secured Party. The Debtor, at the Secured Party's request, will defend the Collateral against the claims and demands of any individual, unincorporated association, partnership, joint venture, trust, business trust, corporation, institution, entity or any governmental authority ("Persons") at any time claiming any interest in the Collateral.

        (c)   The Collateral will only be used by the Debtor in the operation of the Project. Until an Event of Default (as defined in Section 8 below) occurs, the Debtor may have possession of the Collateral and use it in any lawful manner not inconsistent with the Loan Documents and any policy of insurance thereon. The Debtor will not sell, assign, lease, or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party; however, the Debtor will have the right, without the Secured Party's consent, to transfer, sell or dispose of any Collateral which is (i) tangible personal property and (ii) obsolete or worn out ("Consumed Property") if the Debtor, concurrently with such transfer, sale or disposition, replaces the Consumed Property with replacement personal property which is free and clear of any Liens and has the same value and utility as the Consumed Property originally had (any such replacement personal property will automatically become a part of the Collateral under this Agreement). The Secured Party's interests in the proceeds of the Collateral (or notification of its interests in the proceeds of the Collateral in financing statements or otherwise) will not be construed as modifying this Agreement or as the Secured Party's consent to the disposition of any Collateral other than as provided in this Agreement.

        (d)   All tangible Collateral is to be located at the Project, and no tangible Collateral (or any books or records pertaining to any Collateral) may be removed therefrom without the prior consent of the Secured Party unless the Collateral is (i) Consumed Property under the terms of Section 2(c) above or (ii) being removed in accordance with the terms of Section 2(e) below. Immediately on demand therefor by the Secured Party, the Debtor will deliver to the Secured Party any and all evidences of ownership of the Collateral (including certificates of title and applications for title). The Debtor will give the Secured Party not less than 30 days prior written notice of any change of (A) Borrower's corporate, partnership, doing business, trade or legal name or (B) any Collateral Location.

        (e)   The Debtor will, at its own cost and expense, maintain all of the tangible Collateral in good working condition and make all necessary renewals, repairs, replacements, additions, betterments and improvements thereto, and, in this connection, the Debtor may temporarily remove the same, or any part thereof, from the Project if such removal is necessary or advisable in connection with the Debtor's fulfilling of its obligations under this Section 2(e), and if, in the reasonable opinion of the Secured Party, the priority of its security interest therein will not be materially jeopardized.

        (f)    The Debtor will, upon request of Secured Party, deliver to Secured Party copies of all reports, financial statements and other information which the Debtor is obligated to provide to HUD in connection with the Project and/or Collateral not later than the later of (i) delivery of such reports, financial statements and other information to HUD or (ii) ten (10) days after Secured Party makes such request.

        3.    COMPLIANCE WITH LAWS.    The Debtor will comply with the requirements of all valid and applicable federal, state and local laws.

        4.    TAXES; EXPENSES.    The Debtor will pay, when due, all taxes, assessments and other charges lawfully and validly levied or assessed on the Collateral or any part thereof. The Debtor will pay and, as applicable, reimburse the Secured Party for (i) any and all fees, costs and expenses, of whatever kind and nature, which the Secured Party may incur in connection with the enforcement, preservation and/or protection of the Secured Party's rights and/or remedies under the Loan Documents, including the fees, expenses and disbursements of the Secured Party's counsel, whether incurred through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to the Loan, and (ii) all filing and recording fees and taxes payable in connection with the transactions contemplated by the Loan Documents.

        5.    INSPECTION; NOTICES.    The Secured Party, or its agents, may enter on the Project and any other Collateral Location at any time, and from time to time, for the purpose of inspecting the Collateral and making copies or abstracts of all of the Debtor's records pertaining to the Collateral. The Debtor will keep accurate and complete records of the Collateral. The Debtor will give the Secured Party prompt notice of any Event of Default.

        6.    INSURANCE.    The Debtor will purchase and maintain insurance at all times with respect to all tangible Collateral against risks of fire (including so-called extended coverage), theft, vandalism and such other risks as the Secured Party may require, in such form, for such periods and written by such companies as may be satisfactory to the Secured Party, such insurance to be payable to the Secured Party as its interests may appear. All policies of insurance will provide for thirty (30) days advance written notice to the Secured Party of cancellation or any material change in coverages of such insurance. The Debtor will furnish the Secured Party with certificates or other evidence satisfactory to the Secured Party of compliance with the foregoing insurance provisions.

        7.    DISCHARGE OF LIENS.    At its option but without any obligation to do so, the Secured Party may (a) discharge any taxes or other Liens at any time levied or placed on the Collateral, (b) pay for insurance on the Collateral, and/or (c) pay for the maintenance and preservation of the Collateral. The Debtor will reimburse the Secured Party on its demand for any payment made, or any expense incurred, by the Secured Party pursuant to this Section 7. All of the foregoing sums paid or advanced by the Secured Party will constitute part of the Obligations and will be secured by the Collateral.

        8.    EVENTS OF DEFAULT.    Each of the following events or circumstances, whether or not caused by or within the control of the Debtor, will be an "Event of Default" under this Agreement:

          (a)   The Debtor does not pay when due any of the Obligations;

          (b)   The Debtor does not observe, perform or comply with any of the terms or conditions of this Agreement;

          (c)   A default or breach of any of the Loan Documents (exclusive of this Agreement which is covered by Section 8(b) above) or of the Regulatory Agreement has occurred (or any event has occurred or circumstance exists that would become a default or breach on the Secured Party's or HUD's election or would become a default or breach after notice, the lapse of time, or on the satisfaction of any other condition, or all of the foregoing);

          (d)   Any warranty, representation or statement made or furnished to the Secured Party by, or on behalf of, the Debtor proves to have been false in any material respect when made or furnished or when treated as being made or furnished to the Secured Party; or

          (e)   The Secured Party does not have, for any reason, a perfected, first priority security interest in all of the Collateral.

        9.     REMEDIES ON DEFAULT.

        (a)   If an Event of Default occurs, (i) the Secured Party may then, or at any time after the occurrence of an Event of Default, (A) declare all Obligations immediately due and payable, and whereupon the Obligations will be due and payable automatically and immediately, without notice or demand, which the Debtor expressly waives, and proceed to enforce payment of the Obligations and (B) exercise all of the rights and remedies afforded to the Secured Party under the terms of this Agreement and/or any of the other Loan Documents and/or by law and/or in equity provided, and (ii) the Secured Party will have all of the rights and remedies of a secured party under the UCC (as defined in Section 12 below). The Secured Party may require the Debtor to assemble the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties.

        (b)   If any notice is required by law for the Secured Party to make a sale or other disposition of the Collateral, the Secured Party and the Debtor agree that notice will not be unreasonable as to time if given in compliance with this Agreement ten (10) days before any sale or other disposition of the Collateral. All reasonable attorneys' and paralegal fees and other legal expenses incurred by the Secured Party to collect the Obligations, to retake, hold, prepare for sale, and to dispose of the Collateral will be (i) payable to the Secured Party on its demand for payment, (ii) part of the Obligations, and (iii) secured by the Collateral.

        (c)   The Debtor further specifically agrees that, in any exercise of the rights of the Secured Party under this Agreement or under any other Loan Document, (i) any combination of the Collateral may be offered for sale and (ii) all of the Collateral may be sold for one total price, and the proceeds of any such sale accounted for in one account without distinction among the items of security or without assigning to them any proportion of such proceeds, the Debtor hereby waiving the application of any doctrine of marshaling.

        (d)   The Debtor shall cooperate in any legal and lawful manner necessary or required to permit the Secured Party or its successors and assigns to continue to operate and maintain the Project as a nursing home and assisted living facility in Debtor's name, place and stead. For this purpose Debtor irrevocably appoints the Secured Party, its successors and assigns, as Debtor's true and lawful attorney-in-fact, to do all things necessary or required by the State of California or any other government entity with jurisdiction over the Project, including, but not limited to, the provision of any and all information and data, the payment of fees and other charges, and the execution of documents, all in the name of the Debtor. This power is coupled with an interest.

        10.    NO WAIVER BY SECURED PARTY; CUMULATIVE RIGHTS.    No waiver by the Secured Party of any Event of Default under this Agreement will operate as a waiver of any other Event of Default or of the same Event of Default on a future occasion. The Secured Party may delay in exercising or omit to exercise any right or remedy under this Agreement or under any other Loan Document without waiving that or any past, present or future right or remedy. All rights and remedies of the Secured Party in this Agreement will be cumulative, and none of these rights or remedies will be exclusive of any other right or remedy allowed at law or in equity or in any other Loan Document, and all of these rights and remedies may be exercised and enforced concurrently.

        11.    BINDING EFFECT; JOINT OBLIGATIONS.    All rights and remedies of the Secured Party under this Agreement will inure to the benefit of its successors and assigns; and all agreements, obligations, and duties of the Debtor will bind its heirs, personal representatives and permitted successors and assigns; however, the Debtor may not assign this Agreement or any of its rights under this Agreement or delegate any of its duties or obligations under this Agreement without the consent of the Secured Party. If there be more than one Debtor, their obligations, agreements and duties under this Agreement are made jointly and severally.

        12.    GOVERNING LAW; CONSTRUCTION.    This Agreement and all rights and obligations under this Agreement, including matters of construction, validity and performance, will be governed by the laws of the state in which the Project is located (the "State") except as to the existence, validity, perfection or priority (and the effect of perfection or non-perfection or invalidity) of any Lien of the Secured Party on any deposit account (as defined in the UCC) which will be governed by the laws of the state in which the applicable deposit account is maintained at the applicable bank, savings and loan association, credit union or like organization. If any term of this Agreement is found to be invalid by a court with jurisdiction under the laws of the State or laws of mandatory application, then the invalid term will be considered excluded from this Agreement and will not invalidate the remaining terms of this Agreement. All uncapitalized terms used herein which are defined in the Uniform Commercial Code, as enacted in the State (the "UCC"), will have the same meaning herein as in the UCC unless the context indicates otherwise. Every power given herein is coupled with an interest and is irrevocable by death, dissolution or otherwise. The definition of any document includes all schedules, attachments and exhibits to that document, and all renewals, extensions, supplements, amendments, modifications, restatements and consolidations of that document, and any document given in substitution for or replacement of that document. The term "including" is used by way of example only and not by way of limitation, and the singular includes the plural and conversely. The captions or headings contained in this Agreement are for reference purposes only and will not affect or relate to the interpretation of this Agreement.

        13.    TERM OF AGREEMENT.    The term of this Agreement will begin on the date of this Agreement and continue in full force and effect and be binding on the Debtor until the date that all of the Obligations are fully and finally paid and satisfied.

        14.    FURTHER ASSURANCES.    At any time and from time to time, the Debtor, on request of the Secured Party, will give, execute, file and/or record any notice, financing statement, instrument, document or agreement that the Secured Party may consider necessary or desirable to create, preserve, continue, perfect or validate any security interest or other Lien granted under this Agreement or which the Secured Party may consider necessary or desirable to exercise or enforce its rights under this Agreement. Without limiting the generality of the foregoing, the Secured Party is authorized: to file with respect to the Collateral one or more financing statements or other documents without the signature of the Debtor and to name therein the Debtor as debtor and the Secured Party as secured party; and correct or complete, or cause to be corrected or completed, any financing statements or other such documents as have been filed naming the Debtor as debtor and the Secured Party as secured party. The Debtor hereby appoints the Secured Party as its attorney-in-fact and authorizes the Secured Party, on behalf of the Debtor, to execute, acknowledge, deliver, file and/or record any and all documents requiring execution by the Debtor and necessary or desirable to effectuate or facilitate the purposes of this Agreement and/or the obligations or covenants of the Debtor under this Agreement. The power of attorney granted hereby is coupled with an interest and is irrevocable. The Secured Party is also authorized by the Debtor to give notice to any Person that the Secured Party may consider necessary or desirable under applicable law to preserve, perfect or protect the Secured Party's interest in the Collateral.

        15.    INTEREST.    Any amounts payable by the Debtor under this Agreement will bear interest at the rate of interest provided in the Note from the date on which such amounts are payable under this Agreement until the date on which such payments are made by the Debtor to the Secured Party; however, nothing in this Agreement will be deemed to give to the Debtor the right to withhold payment in consideration of the payment of such interest.

        16.    DELIVERY OF NOTICES.    All notices must be in writing and sent (a) in person, (b) by certified or registered mail, (c) by overnight delivery carrier for next day delivery, or (d) by telegram, in each case to the address listed in the opening paragraph of this Agreement (or if notice of a new address is given in accordance with this Agreement, the new address). Notice given in any other manner will not be considered delivered or given. A notice period will start (i) if mailed, three business days after notice was sent by certified or registered mail, (ii) the next business day after being sent by overnight delivery, and (iii) the day the notice was delivered in person or sent by telegram.

        17.    REVIVAL OF SECURITY INTEREST.    If the Debtor makes a payment or payments to the Secured Party (or the Secured Party receives any payment or proceeds of the Collateral) that are subsequently voided, avoided, set aside, annulled, or disregarded under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of the payment or proceeds received, the Obligations or part intended to be satisfied will be revived and will continue in full force and effect as if these payment(s) or proceeds had not been received by the Secured Party.

        18.    ENTIRE AGREEMENT; AMENDMENTS; CONTINUING WARRANTIES.    This Agreement and the other Loan Documents represent the entire agreement between the Secured Party and the Debtor with respect to the subject matter of this Agreement and supersede all previous agreements, negotiations, and understandings with respect to the subject matter of this Agreement. This Agreement may not be amended, altered or changed other than in a writing signed by the Secured Party and the Debtor. The Debtor's warranties and representations in this Agreement will be treated as being continuing warranties and representations, made by the Debtor with the same effect as though the representations and warranties had been made again on, and as of, each day of the term of this Agreement.

        19.    COUNTERPARTS.    This Agreement may be executed in several counterparts and each counterpart will be considered an original of this Agreement.

        [THIS SPACE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Debtor and the Secured Party have signed this Agreement as of the date in the first paragraph of this Agreement.

DEBTOR:
ENSIGN SOUTHLAND LLC, a Nevada limited liability company
By:	The Ensign Group, Inc., a Delaware corporation, its sole Member
By:	/s/ CHRISTOPHER R. CHRISTENSEN Christopher R. Christensen, President
SECURED PARTY:
CONTINENTAL WINGATE ASSOCIATES, INC., a Massachusetts corporation
By:	/s/ TOM PETERS Tom Peters, Sr., Senior Vice President

EXHIBIT A

Parcel A:

        Parcel 2 of Parcel Map No. 4433, in the City of Norwalk, County of Los Angeles, State of California, as per the map recorded in Book 52 Page 64 of Parcel Maps, in the Office of the County Recorder of said County.

Parcel B:

        A non-exclusive easement for parking on that property described as Parcel 1 of Parcel Map No. 4433 in the City of Norwalk, in the County of Los Angeles, State of California, as per map recorded in Book 52 Page 64 of Parcel Maps, in the Office of the County Recorder of said County, disclosed by that certain document entitled Reciprocal Parking Agreement recorded February 2, 1996 as Inst. No. 96-197911, Official Records.

EXHIBIT B TO SECURITY AGREEMENT

        All of the following described property and interests in property:

        (a)   All fixtures, equipment and other goods and tangible personal property of every kind and description whatsoever now or hereafter located on, in or at the premises described in Exhibit A to this Security Agreement (the "Premises"), including, but not limited to, all lighting, laundry, incinerating and power equipment; all engines, boilers, machines, motors, furnaces, compressors and transformers; all power generating equipment; all pumps, tanks, ducts, conduits, wire, switches, electrical equipment and fixtures, fans and switchboards; all telephone equipment (except that telephone equipment leased from a telephone company); all piping, tubing, and plumbing equipment and fixtures; all heating, refrigeration, air-conditioning, cooling, ventilating, sprinkling, water, power, waste disposal and communications equipment, systems and apparatus; all water coolers and water heaters; all fire prevention, alarm, and extinguishing systems and apparatus; all cleaning equipment; all lift, elevator and escalator equipment and apparatus; all partitions, shades, blinds, awnings, screens, screen doors, storm doors, exterior and interior signs, gas fixtures, stoves, ovens, refrigerators, garbage disposals, dishwashers, kitchen and laundry fixtures, utensils, appliances and equipment, cabinets, mirrors, mantles, floor coverings, carpets, rugs, draperies and other furnishings and furniture now or hereafter installed or used or usable in the operation of any part of the buildings, structures or improvements erected or to be erected in or upon the Premises and every replacement thereof, accession thereto, or substitution therefor, whether or not the same are now or hereafter attached to the Premises in any manner;

        (b)   All articles of tangible personal property not otherwise described herein which are now or hereafter located in, attached to or used in, on or about the buildings, structures or improvements now or hereafter located, placed, erected, constructed or built on the Premises and all replacements thereof, accessions thereto, or substitution therefor, whether or not the same are, or will be, attached to such buildings, structures or improvements in any manner;

        (c)   All rents, leases, income, revenues, issues, profits, royalties and other benefits arising or derived or to be derived from, or related to, directly or indirectly, the Premises, whether or not any of the property described in this item (c) constitutes accounts, chattel paper, documents, general intangibles, instruments or money;

        (d)   All awards now or hereafter made with respect to the Premises as a result of (i) the exercise of the power of condemnation or eminent domain, or the police power, (ii) the alteration of the grade of any street, or (iii) any other injury or decrease in the value of the Premises (including but not limited to any destruction or decrease in the value by fire or other casualty), whether or not any of the property described in this item (d) constitutes accounts, chattel paper, documents, general intangibles, instruments or money;

        (e)   All land surveys, plans and specifications, drawings, briefs and other work product of the Debtor or its employees, and other papers and records now or hereafter used in the construction, reconstruction, alteration, repair or operation of the Premises;

        (f)    All licenses, permits, certificates and agreements for the provision of property or services to or in connection with, or otherwise benefiting, the Premises, including but not limited to nursing home licenses, assisted living licenses, certificates of need, and Medicare and Medicaid provider agreements; however, the Secured Party disclaims a security interest in such of the property described in this item (f) to the extent that a security interest in such property may not be granted to the Secured Party without the forfeiture of the rights of the Debtor (or any assignee of the Debtor) or a default resulting thereunder;

        (g)   All funds, monies, securities and other property held in escrow or as reserves and all rights to receive (or to have distributed to the Debtor) any funds, monies, securities or property held in escrow or as a reserve including but not limited to all of Debtor's rights (if any) to any funds or amounts in that certain reserve fund created under the Regulatory Agreement;

        (h)   All accounts, accounts receivable, general intangibles (including but not limited to tax refunds, tax refund claims and low income housing tax credits (if any) applicable to the Premises), chattel paper, instruments, documents, inventory, goods, cash, bank accounts, certificates of deposits, securities, insurance policies, letters of credit, deposits, judgments, liens, causes of action, warranties, guaranties and all other properties and assets of the Debtor, tangible or intangible, whether or not similar to the property described in this item (h);

        (i)    All books, records and files of whatever type or nature relating to any or all of the property or interests in property described herein or the proceeds thereof, whether or not written, stored electronically or electromagnetically or in any other form, and whether or not such books, records, or files constitute accounts, equipment or general intangibles; and

        (j)    All products and proceeds of any and all of the property (and interests in property) described herein including but not limited to proceeds of any insurance, whether or not in the form of original collateral, accounts, contract rights, chattel paper, general intangibles, equipment, fixtures, goods, securities, leases, instruments, inventory, documents, deposit accounts or cash.

EXHIBIT C TO SECURITY AGREEMENT

Debtor:
Ensign Southland LLC,
a Nevada limited liability company
32232 Paseo Adelanto, Suite 100
San Juan Capistrano, California 92675

Project:
Southland Care Center
11701 South Studebaker Road
Norwalk, California 90650